   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 1999
                                                       REGISTRATION NO. 33-63803

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------
                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                                  SAFEWAY INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE                   5918 Stoneridge Mall Road                94-3019135
(State or other jurisdiction        Pleasanton, California 94588           (I.R.S. Employer
     of incorporation or          (Address of principal executive       Identification Number)
        organization)                      offices) (Zip)

                              --------------------


   1994 AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN FOR KEY EMPLOYEES
                                 OF SAFEWAY INC.
                            (Full title of the plan)

                              --------------------

                              Michael C. Ross, Esq.

              Senior Vice President, Secretary And General Counsel

                                  SAFEWAY INC.

                            5918 Stoneridge Mall Road

                          Pleasanton, California 94588
                                 (925) 467-3000

 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                              Scott R. Haber, Esq.

                                Latham & Watkins

                        505 Montgomery Street, Suite 1900

                         San Francisco, California 94111
                                 (415) 391-0600

                              --------------------

                                     PART I.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

               On August 12, 1991, Safeway Inc. (the "Company") filed a registration statement (File No. 33-42232) to register 14,000,000 shares of the Common Stock of the Company which had been approved for issuance under the Company's 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc. (the "Key Employee Plan"). On June 26, 1992, the Company filed a second registration statement (File No. 33-48884) to register 4,000,000 additional shares approved for issuance under the Key Employee Plan. On October 30, 1995, the Company filed a third registration statement (File No. 33-63803) to register 5,000,000 additional shares approved for issuance under the Key Employee Plan. The Company now has adopted a new plan, the 1999 Amended and Restated Equity Participation Plan (the "1999 Plan"), to which shares remaining available for grant under the Key Employee Plan may be transferred for the purpose of new grants. The Company had a two-for-one stock split in each of 1996 and 1998, and, as a result, the total number of shares registered under the Key Employee Plan is 92,000,000. As of December 31, 1998, 14,766,167 shares were available for issuance under the Key Employee Plan.

               Accordingly, this Post-Effective Amendment is being filed (under Instruction E to Form S-8) to de-register 14,766,167 shares previously registered for the Key Employee Plan (File No. 33-63803) and to move those shares to a new Form S-8 Registration Statement (File No. 333-87289) filed by the Company for shares issuable under the 1999 Plan.

ITEM 8.  EXHIBITS.

  24 Power of Attorney. (Incorporated by reference to Exhibit 24 to the Registrant's Registration Statement No. 33-63803 on Form S-8).

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 33-63803 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 17th day of September 1999.

                                            SAFEWAY INC.

                                            By: /s/ MICHAEL C. ROSS
                                                --------------------------------
                                                Michael C. Ross
                                                Senior Vice President, Secretary
                                                and General Counsel

               Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on September 17, 1999.

                Signature                                             Title
/s/ STEVEN A. BURD*                              Chairman, President and Chief Executive
------------------------------------------       Officer (Principal Executive Officer)
Steven A. Burd



/s/ DAVID G. WEED                                Executive Vice President, Chief Financial
------------------------------------------       Officer (Principal Financial Officer and
David G. Weed                                    Principal Accounting Officer)


/s/ JAMES H. GREENE, JR.*                        Director
------------------------------------------
James H. Greene, Jr.


/s/ PAUL HAZEN*                                  Director
------------------------------------------
Paul Hazen


/s/ HENRY R. KRAVIS*                             Director
------------------------------------------
Henry R. Kravis


/s/ ROBERT I. MACDONNELL*                        Director
------------------------------------------
Robert I. MacDonnell


/s/ PETER A. MAGOWAN*                            Director
------------------------------------------
Peter A. Magowan


/s/ GEORGE R. ROBERTS*                           Director
------------------------------------------
George R. Roberts


/s/ REBECCA A. STIRN                             Director
------------------------------------------
Rebecca A. Stirn


/s/ WILLIAM Y. TAUSCHER                          Director
------------------------------------------
William Y. Tauscher

*By:    /s/ MICHAEL C. ROSS
       -------------------------------
        Michael C. Ross
        Attorney-in-fact

                                INDEX TO EXHIBITS

 Exhibit
 -------
  24      Power of Attorney. (Incorporated by reference to Exhibit 24 to the Registrant's
          Registration Statement No. 33-63803 on Form S-8).